US00D727608S

(12) **United States Design Patent**
Steven et al.

(10) **Patent No.: US D727,608 S**
(45) **Date of Patent: ** Apr. 28, 2015**

(54) **CONTOURED SANDAL SOLE**

(71) Applicants: **Sashen Steven**, Boulder, CO (US); **Dennis Driscoll**, Longmont, CO (US)

(72) Inventors: **Sashen Steven**, Boulder, CO (US); **Dennis Driscoll**, Longmont, CO (US)

(**) Term: **14 Years**

(21) Appl. No.: **29/462,062**

(22) Filed: **Jul. 30, 2013**

(51) **LOC (10) Cl.** .................................................. **02-04**

(52) **U.S. Cl.**
USPC .......................................................... **D2/947**

(58) **Field of Classification Search**
USPC ................ D2/902, 906, 908, 916, 918, 925, D2/946–962, 977; 36/3 B, 22 R, 24.5, 25 R, 36/28, 32 R, 34 R, 59 C, 67 A, 103
See application file for complete search history.

(56) **References Cited**

U.S. PATENT DOCUMENTS

| | | | | | |
|---|---|---|---|---|---|
| D261,696 | S | * | 11/1981 | Taicher | D2/950 |
| D265,436 | S | * | 7/1982 | Vermonet | D2/908 |
| 4,506,460 | A | * | 3/1985 | Rudy | 36/28 |
| D347,315 | S | * | 5/1994 | Sell et al. | D2/961 |
| D370,116 | S | * | 5/1996 | Passke et al. | D2/961 |
| D517,291 | S | * | 3/2006 | Vasyli | D2/961 |
| D518,945 | S | * | 4/2006 | Vasyli | D2/961 |
| D554,836 | S | * | 11/2007 | Shaffer | D2/951 |
| D578,284 | S | * | 10/2008 | Elliott et al. | D2/961 |
| D583,137 | S | * | 12/2008 | Ringholz | D2/953 |
| D599,994 | S | * | 9/2009 | Elliott et al. | D2/961 |
| D616,186 | S | * | 5/2010 | Petrie | D2/953 |
| D618,896 | S | * | 7/2010 | Elliott et al. | D2/961 |
| D644,824 | S | * | 9/2011 | Leleu | D2/946 |
| 8,099,880 | B2 | * | 1/2012 | Brewer et al. | 36/30 R |
| D676,635 | S | * | 2/2013 | Bosomworth | D2/946 |
| D695,506 | S | * | 12/2013 | Faux et al. | D2/961 |
| 8,631,590 | B2 | * | 1/2014 | Droege et al. | 36/103 |
| D707,429 | S | * | 6/2014 | Seamarks | D2/953 |
| D716,532 | S | * | 11/2014 | Svensson et al. | D2/949 |
| D719,726 | S | * | 12/2014 | Amphyon | D2/951 |
| D719,727 | S | * | 12/2014 | Abshire | D2/953 |
| 2005/0086838 | A1 | * | 4/2005 | Khantzis | 36/30 R |
| 2005/0241181 | A1 | * | 11/2005 | Cheng | 36/3 B |
| 2009/0300945 | A1 | * | 12/2009 | Droege et al. | 36/103 |
| 2010/0170106 | A1 | * | 7/2010 | Brewer et al. | 36/28 |
| 2011/0232127 | A1 | * | 9/2011 | Chaney et al. | 36/15 |
| 2012/0005920 | A1 | * | 1/2012 | Alvear et al. | 36/28 |
| 2012/0272547 | A1 | * | 11/2012 | Borel et al. | 36/103 |
| 2013/0133223 | A1 | * | 5/2013 | Zake | 36/28 |
| 2013/0199059 | A1 | * | 8/2013 | Wan et al. | 36/25 R |

* cited by examiner

*Primary Examiner* — T. Chase Nelson
(74) *Attorney, Agent, or Firm* — J. Todd Rushton

(57) **CLAIM**

The ornamental design for a contoured sandal sole, as shown and described.

**DESCRIPTION**

FIG. **1** a top view of a contoured sandal sole,
FIG. **2** is a side view of a contoured sandal sole; and,
FIG. **3** is a cross-sectional view of the contoured sandal sole along line **3-3** of FIG. **1**.

**1 Claim, 2 Drawing Sheets**


3
3


3
3

Fig. 1



Fig. 2



Fig. 3